UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01 Entry into a material Definitive Agreement

On September 15, 2006, Lyondell Chemical Company (the “Company”) and the subsidiary guarantors party thereto entered into an Underwriting Agreement with J.P. Morgan Securities Inc. as representative of the several underwriters listed therein, relating to the issuance and sale of $875 million of 8% Senior Unsecured Notes due 2014 and $900 million of 8.25% Senior Unsecured Notes due 2016 under the Company’s Registration Statement on Form S-3 (No. 333-137149) (the “Registration Statement”). The exhibits filed herewith are filed pursuant to the Registration Statement pursuant to Regulation S-K, Item 601.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement for 8% Senior Unsecured Notes due 2014 and 8.25% Senior Unsecured Notes due 2016 dated September 15, 2006 by and among Lyondell Chemical Company, subsidiary guarantors party thereto, and J.P. Morgan Securities Inc. as representative of the several underwriters listed therein

5.1	Opinion of Baker Botts L.L.P. with respect to 8% Senior Unsecured Notes due 2014 and 8.25% Senior Unsecured Notes due 2016

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and
General Counsel

Date: September 18, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement for 8% Senior Unsecured Notes due 2014 and 8.25% Senior Unsecured Notes due 2016 dated September 15, 2006 by and among Lyondell Chemical Company, subsidiary guarantors party thereto, and J.P. Morgan Securities Inc. as representative of the several underwriters listed therein

5.1	Opinion of Baker Botts L.L.P. with respect to 8% Senior Unsecured Notes due 2014 and 8.25% Senior Unsecured Notes due 2016